                                                                   EXHIBIT 10.14

                                        Mafco Holdings, Inc.
                                        35 East 62nd Street
                                        New York, New York

                                                  January 31, 2003

Panavision Inc.
c/o Bobby Jenkins
Chief Financial Officer
6219 De Soto Avenue
Woodland Hills, California


Gentlemen:

                  Mafco Holdings Inc., a Delaware corporation ("Mafco"), PX Holding Corporation, a Delaware corporation ("PX Holding") and a wholly owned subsidiary of Mafco, and Panavision Inc., a Delaware corporation ("Panavision"), hereby agree that Panavision will issue and sell to Mafco, or a wholly owned subsidiary of Mafco, and upon the basis of the representations and warranties herein contained, Mafco, or a wholly owned subsidiary of Mafco, will purchase, 4,372 shares of Series B Cumulative Pay-In-Kind Preferred Stock, par value $.01 per share, of Panavision (the "Series B Preferred Stock"), at a purchase price of $4,372,637.50 ("Purchase Price"). The Series B Preferred Stock will have the powers, preferences and rights set forth in the Certificate of Designations, Powers, Preferences and Right (the "Certificate of Designations") of the Series B Preferred Stock attached hereto as Exhibit A, and shall be Registrable Securities for the purposes of the Registration Rights Agreement, dated as of December 3, 2002, between Panavision and PX Holding.

                  In connection with the transactions contemplated by this letter agreement (the "Letter Agreement"), Mafco and PX Holding (together, the "Companies") represent and warrant that:

            1. Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of Delaware;

            2. None of the execution and delivery of this Letter Agreement, the consummation of the transactions herein contemplated or compliance with the terms and conditions hereof by the Companies will conflict with or result in a breach of, or require any authorization, approval or consent which has not been obtained under, or constitute a default under, the charter or by-laws of each of the Companies, or any applicable provision or term of any law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which either of the Companies is a party or by which either of the Companies or any of their property is bound or to which it is subject;

            3. Each of the Companies has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations as described in this Letter Agreement and the execution, delivery and performance by the Companies of this Letter Agreement has been duly authorized; and

            4. This Letter Agreement has been duly and validly executed and delivered by each of the Companies and constitutes the legal, valid and binding obligation of the Companies, enforceable against each of the Companies in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 In connection with the transactions contemplated by this Letter Agreement, Panavision represents and warrants that:

            1. Panavision is a corporation duly organized, validly existing and in good standing under the laws of Delaware;

            2. None of the execution and delivery of this Letter Agreement, the consummation of the transactions herein contemplated or (including, but not limited to, the issuance and sale of the Series B Preferred Stock) compliance with the terms and conditions hereof by Panavision will conflict with or result in a breach of, or require any authorization, approval or consent which has not been obtained under, or constitute a default under, the charter or by-laws of Panavision, or any applicable provision or term of any law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which Panavision is a party or by which Panavision or any of its property is bound or to which it is subject;

            3. Panavision has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations as described in this Letter Agreement and the execution, delivery and performance by Panavision of this Letter Agreement has been duly authorized;

            4. This Letter Agreement has been duly and validly executed and delivered by Panavision and constitutes the legal, valid and binding obligation of Panavision, enforceable against Panavision in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

            5. The shares of Series B Preferred Stock being issued pursuant to this Letter Agreement have been duly authorized by all necessary corporate action on the part of Panavision, and the shares of Series B Preferred Stock being issued pursuant to this Letter Agreement will be validly issued, fully paid and nonassessable, will have the powers, preferences and rights set forth in the Certificate of Designations, will be free and clear of all Encumbrances whatsoever, except for any Encumbrances arising under the Securities Act of 1933, as amended, or state securities laws, and the issuance of such shares is not subject to preemptive or subscription rights of any stockholder of Panavision. As used in this Letter Agreement, the term "Encumbrances" shall mean any and all liens, charges, security interests, options, claims, mortgages, pledges, or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.

                 Upon delivery of the Series B Preferred Stock by Panavision and upon payment of the Purchase Price by Mafco, Mafco, PX Holding and Panavision shall execute and deliver a cross receipt in the form attached hereto as Exhibit B.

                                                 STATE OF DELAWARE
                                                 SECRETARY OF STATE
                                              DIVISION OF CORPORATIONS
                                              FILED 10:30 AM 06/27/2002
                                                 020417491 - 2247211


                 If you are in agreement with the foregoing, please so indicate by signing the enclosed duplicate copy of this Letter Agreement.



                                      Very truly yours,

                                      MAFCO HOLDINGS INC.



                                      By: /s/ Todd J. Slotkin
                                          -----------------------
                                      Name:  Todd J. Slotkin
                                      Title: Executive Vice President and
                                             Chief Financial Officer

                                      PX HOLDING CORPORATION



                                      By: /s/ Todd J. Slotkin
                                          -----------------------
                                      Name:  Todd J. Slotkin
                                      Title: Executive Vice President and
                                             Chief Financial Officer



ACCEPTED AND AGREED TO:

PANAVISION INC.


By: /s/ Bobby Jenkins
    -----------------
Name:  Bobby Jenkins
Title: Chief Financial Officer

                                                      EXHIBIT 10.14 Attachment A



                        CERTIFICATE OF THE DESIGNATIONS,
                         POWERS, PREFERENCES AND RIGHTS
                                       OF
                         SERIES B CUMULATIVE PAY-IN-KIND
                                 PREFERRED STOCK
                                       OF
                                 PANAVISION INC.


                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)


                 Panavision Inc., a Delaware corporation (the "Company"), hereby certifies that the following resolution was adopted by the Board of Directors of the Company:

                 RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company (the "Board of Directors") by the provisions of the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation"), there is hereby created, out of the 2,000,000 shares of Preferred Stock, par value $0.01 per share, of the Company authorized in Section 5 of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock consisting of 100,000 shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to any powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock):

Section 1.       Designation of Amount.
                 ----------------------

                  The shares of Preferred Stock created hereby shall be designated the "Series B Cumulative Pay-In-Kind Preferred Stock" (the "Series B Preferred Stock") and the authorized number of shares constituting such series shall be 100,000.

Section 2.       Ranking; Term.
                 --------------

        (a) The Series B Preferred Stock shall, with respect to dividend rights and rights to distributions upon the liquidation, winding-up or dissolution of the Company, rank senior to all classes of common stock, par value $0.01 per share, of the Company (the "Common Stock") and to each other class or series of capital stock or other equity securities of the Company authorized, issued or otherwise established; provided, however, that the holders of a majority of the outstanding shares of Series B Preferred Stock, in accordance with the provisions of Section 7(b) hereof, may approve the authorization, issuance or establishment of a series of Preferred Stock the terms of which rank on a parity with or senior to the Series B Preferred Stock as to dividends and distributions upon the liquidation, winding-up or dissolution of the Company.

        (b) The Series B Preferred Stock shall be perpetual and may not be redeemed, purchased, retired or otherwise acquired by the Company unless such redemption, purchase, retirement or other acquisition by the Company is expressly authorized herein and consummated in accordance with the provisions specified herein.

Section 3.       Dividends.
                 ----------

        (a) The holders of the then outstanding shares of Series B Preferred Stock will be entitled to receive out of funds of the Company legally available therefore, cumulative dividends accruing on a daily basis from the Original Issuance Date (as hereinafter defined) through and including the date on which such dividends are paid at the annual rate of 10% (the "Applicable Rate") of the Liquidation Preference (as hereinafter defined) per share of the Series B Preferred Stock, payable on each March 31, June 30, September 30 and December 31, commencing on September 30, 2002 (each such date, a "Dividend Payment Date") and calculated in accordance with Section 3(d); provided that: (i) if any such Dividend Payment Date is not a Business Day then such dividend shall be payable on the next Business Day, and (ii) accumulated and unpaid dividends for any prior quarterly period may be paid at any time. Such dividends shall be cumulative whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The term "Original Issuance Date" means June 27, 2002. The dividends provided for in this Section 3(a) are hereinafter referred to as "Dividends." Dividends shall be payable, at the option of the Company, either
(i) in cash, (ii) by issuance of additional shares of Series B Preferred Stock (including fractional shares) having an aggregate Liquidation Preference equal to the amount of the dividend to be paid, or (iii) any combination thereof. All dividends paid with respect to shares of Series B Preferred Stock, whether in cash or shares of Series B Preferred Stock, pursuant to this Section 3 shall be made pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the shares held by each such holder. If and when any shares are issued under this Section 3(a) for the payment of accrued dividends, such shares shall be validly issued and outstanding and fully paid and nonassessable. For all purposes hereunder, dividends on the Series B Preferred Stock shall be treated as if the same were paid on the relevant Dividend Payment Date, whether or not the same were in fact so paid or declared. In the case of shares of Series B Preferred Stock issued as a dividend on shares of Series B Preferred Stock, dividends shall accrue and be cumulative from the Dividend Payment Date in respect of which such shares were scheduled to be paid pursuant to this
Section 3(a) as a dividend.

        (b) Each fractional share of Series B Preferred Stock outstanding (or treated as outstanding pursuant to Section 3(a) hereof) shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding or due to be issued and outstanding share of Series B Preferred Stock pursuant to Section 3(a) and all such dividends with respect to such outstanding fractional shares shall be cumulative and shall accrue (whether or not declared) and shall be payable in the same manner and at such times as provided for in Section 3(a) with respect to dividends on each outstanding or due to be issued and outstanding share of Series B Preferred Stock. Each fractional share of Series B Preferred Stock outstanding shall also be entitled to a ratably proportionate amount of any other distributions made with respect to each outstanding or due to be issued and outstanding share of Series B Preferred Stock, and all such distributions shall be payable in the same manner and at the same time as distributions on each outstanding or due to be issued and outstanding share of Series B Preferred Stock.

        (c) If full cumulative Dividends are not paid in full, or declared in full and sums set apart in trust for the payment thereof, upon the shares of Series B Preferred Stock and the shares of any other series of capital stock of the Company ranking on a parity as to dividends with the Series B Preferred Stock ("Parity Dividend Stock"), all dividends declared upon shares of Series B Preferred Stock and upon all Parity Dividend Stock shall be paid or declared pro rata so that in all cases the amount of dividends paid or declared per share on the Series B Preferred Stock and such Parity Dividend Stock shall bear to each other the same ratio that unpaid accumulated dividends per share, including dividends accrued or in arrears, if any, on the shares of Series B Preferred Stock and such other shares of Parity Dividend Stock, bear to each other. Unless and until full cumulative Dividends on the shares of Series B Preferred Stock in respect of all past quarterly dividend periods have been paid, and the full amount of Dividends on the shares of Series B Preferred Stock in respect of the then current quarterly dividend period shall have been or are contemporaneously provided for in full for the payment thereof at the next succeeding Dividend Payment Date, (i) no dividends shall be paid or declared or set aside for payment or other distribution upon the Common Stock of the Company or any other capital stock of the Company ranking junior to the Series B Preferred Stock as to dividends or as to distributions upon liquidation, dissolution or winding up of the Company (other than in shares of, or warrants or rights to acquire, solely capital stock of the Company ranking junior to the Series B Preferred Stock both as to dividends and as to distributions upon liquidation, dissolution or winding up of the Company ("Junior Stock")) and (ii) no shares of capital stock of the Company ranking junior to or on a parity with the Series B Preferred Stock as to dividends or as to distributions upon liquidation, dissolution or winding up of the Company shall be redeemed, retired, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the Company or any Subsidiary (except by conversion into or exchange solely for shares of Junior Stock). For purposes hereof, a "Subsidiary" shall mean any corporation, association, partnership, limited liability company, joint venture or other business entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled, directly or indirectly, by the Company or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such person.

        (d) The amount of any Dividends per share of Series B Preferred Stock for any full quarterly period shall be computed by multiplying the Applicable Rate for such quarterly dividend period by the Liquidation Preference per share and dividing the result by four. Dividends payable on the shares of Series B Preferred Stock for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed for any period less than one month.

        (e) No dividend shall be paid or declared on any share of Common Stock, unless full Dividends on the shares of Series B Preferred Stock in respect of all past dividend periods have been paid, and sums representing the full amount of Dividends on the shares of Series B Preferred Stock are declared in respect of the then current quarterly dividend period and paid or shall have been or are contemporaneously provided for in full for the payment thereof at the next succeeding Dividend Payment Date. For purposes hereof, the term "dividends" shall include any pro rata distribution by the Company, out of funds of the Company legally available therefor, of cash, property, securities (including, but not limited to, rights, warrants or options) or other property or assets to the holders of the Common Stock, whether or not paid out of capital, surplus or earnings.

Section 4.       Liquidation Preference.
                 -----------------------

                  In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of the Series B Preferred Stock then outstanding shall be entitled to receive out of the available assets of the Company, whether such assets are stated capital or surplus of any nature, an amount in cash on such date equal to $1,000 per share of Series B Preferred Stock (the "Liquidation Preference") plus an amount in cash in respect of any accrued but unpaid Dividends as of such date. Such payment shall be made before any payment shall be made or any assets distributed to the holders of any class or series of the Common Stock or any other class or series of the Company's capital stock ranking junior as to liquidation rights to the Series B Preferred Stock. If upon any Liquidation the assets available for payment of the Liquidation Preference are insufficient to permit the payment to the holders of the Series B Preferred Stock of the full preferential amounts described in this Section 4, then all the available assets shall be distributed among the holders of the then outstanding shares of Series B Preferred Stock and the then outstanding shares of capital stock ranking on a parity with the Series B Preferred Stock as to distributions upon Liquidation, pro rata according to the number of then outstanding shares of Series B Preferred Stock and then outstanding shares of parity stock held by each holder thereof. A merger or consolidation of the Company, or a sale of all or substantially all of its assets, shall not constitute a Liquidation for purposes of this Section 4, unless in connection with such merger or consolidation or sale of all or substantially all of the Company's assets, the stockholders of the Company specifically determine that such transaction be deemed a Liquidation.

Section 5.       Reorganization, Reclassification, Merger, Consolidation.
                 --------------------------------------------------------

        (a) At any time while any shares of Series B Preferred Stock are outstanding, the Company shall not (i) consolidate or merge with or into another person or entity or (ii) sell, lease, assign, transfer, convey or otherwise dispose of all or substantially all of its assets (each such transaction described in clauses (i) and (ii) of this Section 5(a) is referred to herein as a "Fundamental Transaction"); provided, however, that the Company may undertake or effect a Fundamental Transaction if, in the case of a merger or consolidation, the Company will be the surviving entity and the Series B Preferred Stock will remain outstanding or, prior to the consummation of any such Fundamental Transaction, the successor entity, in the case of a merger of consolidation, resulting from such Fundamental Transaction or the transferee of all or substantially all of the Company's assets, in the case of a Fundamental Transaction which is an asset sale, shall assume by written instrument the obligation to deliver to the holders of the Series B Preferred Stock upon consummation of such Fundamental Transaction, in exchange for all outstanding shares of Series B Preferred Stock, shares of stock, securities or other assets having identical rights, powers, preferences and privileges as the Series B Preferred Stock immediately prior to such Fundamental Transaction. The provisions of this Section 5(a) shall similarly apply to successive reorganizations, reclassifications, consolidations, or mergers.

        (b) Notwithstanding the provisions of Section 5(a) hereof, upon a Change of Control (as hereinafter defined), each holder of the Series B Preferred Stock shall have the right to require the Company to repurchase all or any part of such holder's shares of Series B Preferred Stock at a repurchase price in cash equal to the Liquidation Preference thereof plus an amount in cash in respect of any accrued but unpaid Dividends as of the date of repurchase in accordance with the terms contemplated in Section 5(c). The Company's obligation to redeem the Series B Preferred Stock pursuant to this Section 5 shall become operative only after the Company has first complied with (x) Section 4.08 of the Indenture, dated as of February 11, 1998, with respect to the Company's 9 5/8% Senior Subordinated Discount Notes Due 2006 and 9 5/8% Senior Subordinated Discount Exchange Notes Due 2006 (such 9 5/8% Senior Subordinated Discount Notes Due 2006 and 9 5/8% Senior Subordinated Discount Exchange Notes Due 2006 are referred to collectively as the "Notes"), including the purchase of any Notes tendered pursuant thereto and (y) any applicable provisions of the Credit Agreement among the Company, JPMorgan Chase Bank as Administrative Agent, and the lenders party thereto, dated as of May 28, 1998 (as amended through the Original Issuance
Date).

        (c) Within 45 days following any Change of Control, the Company shall mail a notice to each holder of Series B Preferred Stock stating:

            (i) that a Change of Control has occurred and that such holder has the right to require the Company to repurchase all or any part of such holder's shares of Series B Preferred Stock at a repurchase price in cash equal to Liquidation Preference thereof plus an amount in cash in respect of any accrued but unpaid Dividends as of the date of repurchase;

            (ii) the circumstances and relevant facts regarding such Change of Control;

            (iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

            (iv) the instructions determined by the Company, consistent with this Section 5, that such holder must follow in order to have its shares of Series B Preferred Stock repurchased.

        (d) Holders of Series B Preferred Stock electing to have shares of Series B Preferred Stock repurchased will be required to surrender such shares to the Company at the address specified in the notice at least three Business Days prior to the repurchase date. Holders will be entitled to withdraw their election if the Company receives not later than three Business Days prior to the repurchase date, a facsimile transmission or letter setting forth the name of the holder, the number of shares of Series B Preferred Stock originally elected to be redeemed and a statement that such holder is withdrawing his election to have such shares purchased.

        (e) On the repurchase date, all shares of Series B Preferred Stock repurchased by the Company under this Section 5 shall be delivered to the Company for cancellation, and the Company shall pay the repurchase price to the holders entitled thereto. Upon surrender of shares that are repurchased under this Section 5 in part, the Company shall execute for the holder thereof (at the Company's expense) a new stock certificate evidencing a number of shares of Series B Preferred Stock equal to the number of shares of Series B Preferred Stock surrendered less the number of shares of Series B Preferred Stock repurchased.

        (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of shares of Series B Preferred Stock pursuant to this Section 5. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached this Section by virtue thereof.

        (g) Any shares of Series B Preferred Stock which shall at any time have been redeemed, retired or repurchased pursuant to this Section 5 or otherwise shall, after such redemption, retirement or repurchase have the status of authorized but unissued shares of Preferred Stock, without designation as to series, and shall not be reissued as Series B Preferred Stock.

        (h) "Change of Control" means the occurrence of any of the following events on or after the Original Issuance Date:

            (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than one or more Permitted Holders (as hereinafter defined), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders "beneficially own" (as so defined), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this clause
        (i), such other Person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other Person "beneficially owns" (as so defined), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as so defined), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation); or

        (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

        (i) "Capital Stock" of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock (as hereinafter defined), but excluding any debt securities convertible into or exchangeable for such equity.

        (j) "Permitted Holders" means Ronald O. Perelman (or in the event of his incompetence or death, his estate, heirs, executor, administrator, committee or other personal representative (collectively, "heirs")) or any Person controlled, directly or indirectly, by Ronald O. Perelman or his heirs.

        (k) "Preferred Stock," as applied to the Capital Stock of any Person, means, solely for purposes of this Section 5, Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

        (l) "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Section 6.       Optional Redemption by Company.
                 -------------------------------

        (a) The Company may redeem all or any portion of the then outstanding shares of Series B Preferred Stock for cash at a redemption price equal to the Liquidation Preference thereof plus an amount in cash in respect of any accrued and unpaid Dividends as of such date.

        (b) In order to exercise its right of optional redemption, the Company shall, not more than one hundred twenty (120) nor less than ninety (90) days prior to the redemption date, give to each holder of record of the Series B Preferred Stock to be redeemed pursuant to this Section 6, at such holder's address as it shall appear upon the stock register of the Company on such date, notice by first class mail, postage prepaid. Each such notice of redemption shall be irrevocable and shall specify the date that is the redemption date, the redemption price, the identification of the shares to be redeemed, the place or places of payment and that payment will be made upon presentation and surrender of the certificate(s) evidencing the shares of Series B Preferred Stock to be redeemed.

Section 7.        Voting Rights.
                  --------------

        (a) The holders of outstanding shares of the Series B Preferred Stock:

            (i) shall not be entitled to vote on any matters submitted to a vote of the holders of the Company's capital stock on any matters except as expressly provided herein or as required by applicable law; and

            (ii) shall be entitled to receive notice of any meeting of the stockholders of the Company in accordance with the Certificate of Incorporation and By-laws of the Company.

        (b) So long as any shares of Series B Preferred Stock remain outstanding, the Company shall not, without the written consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series B Preferred Stock voting separately as one class, (i) amend, alter or repeal, whether by merger, consolidation, combination, reclassification or otherwise, the Certificate of Incorporation or By-laws of the Company or any provisions thereof (including the adoption of a new provision thereof) if such amendment, alteration or repeal would adversely alter or change the rights, preferences or privileges of the Series B Preferred Stock, (ii) create, authorize or issue any class, series or shares of Preferred Stock or any other class or series of capital stock or other equity securities of the Company ranking either as to payment of dividends or distribution of assets upon Liquidation (x) prior to the Series B Preferred Stock or (y) on a parity with the Series B Preferred Stock, or (iii) undertake any action (x) the valid consummation of which would require the approval of the Company's stockholders pursuant to the Company's Certificate of Incorporation or Bylaws or as required by applicable law and (y) the direct or indirect result of which would adversely affect or change the rights, preferences or privileges of the Series B Preferred Stock. The vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting separately as one class, shall be necessary to adopt any alteration, amendment or repeal of this Section 7, in addition to any other vote of stockholders required by law.

                                                 STATE OF DELAWARE
                                                 SECRETARY OF STATE
                                              DIVISION OF CORPORATIONS
                                              FILED 10:30 AM 06/27/2002
                                                 020417491 - 2247211


                  IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by Barry F. Schwartz, its Executive Vice President and General Counsel, this 27th day of June, 2002.



                                  By:   /s/ Barry F. Schwartz
                                     --------------------------------
                                  Name: Barry F. Schwartz
                                  Title: Executive Vice President
                                  and General Counsel

                                                 STATE OF DELAWARE
                                                 SECRETARY OF STATE
                                              DIVISION OF CORPORATIONS
                                              FILED 10:30 AM 06/27/2002
                                                 020417491 - 2247211


                                                      EXHIBIT 10.14 Attachment B

                                  CROSS RECEIPT


         Panavision hereby acknowledges receipt from Mafco of a wire transfer of U.S. Federal (same day) funds in the amount of $4,372,637.50 representing payment in full of the aggregate purchase price of 4,372 shares of Series B Cumulative Pay-In-Kind Preferred Stock, par value $.01 per share, of Panavision, in satisfaction of Mafco's and PX Holdings' obligations under the Letter Agreement.


PANAVISION INC.


By: /s/ Bobby Jenkins
    -----------------------------------
Name:  Bobby Jenkins
Title: Chief Financial Officer



         PX Holding and Mafco hereby acknowledge receipt of 4,372 shares of Series B Cumulative Pay-In-Kind Preferred Stock, par value $.01 per share, of Panavision in satisfaction of Panavision's obligations under the Letter Agreement.


MAFCO HOLDINGS INC.



By: /s/ Todd J. Slotkin
    -----------------------
Name:  Todd J. Slotkin
Title: Executive Vice President and
       Chief Financial Officer

PX HOLDING CORPORATION



By: /s/ Todd J. Slotkin
    -----------------------
Name:  Todd J. Slotkin
Title: Executive Vice President and
       Chief Financial Officer